EXHIBIT 4.20



               THIS MANAGEMENT AGREEMENT dated as of the 1st day of May, 2001.


BETWEEN:

          UNIGLOBE.COM INC., a Canadian corporation, having its head office at 900 - 1199 West Pender Street, Vancouver, British Columbia V6E 2R1;

          (herein called "U.com")

                                                               OF THE FIRST PART

AND:

          CHARLWOOD INTERNATIONAL CORPORATION, a British
          Columbia company, having its registered office at Suite 2300 - 1055 Dunsmuir Street, Vancouver, British Columbia V7X 1J1;

          (herein called "Charlwood International")

                                                              OF THE SECOND PART


WHEREAS:

A. U.com is in the business of offering travel information, retail and wholesale products and merchandise to the online consumer by way of a World Wide Web site on the Internet throughout Canada, the United States of America and other countries throughout the world;

B. Charlwood International employs from time to time such employees as are possessed of the management and business experience to effectively participate in the management of U.com (collectively the "Charlwood International Employees" and, individually, a "Charlwood International Employee"); and

C. U.com wishes to retain Charlwood International to provide executive and management services to U.com and the parties wish to enter into this Agreement to record their agreement in writing with respect to the provision of such services.

     IN CONSIDERATION of the covenants and agreements hereinafter set forth, the parties agree as follows:

1. U.com hereby retains Charlwood International to provide executive and management services to U.com commencing May 1, 2001. This Agreement shall remain in force until either



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U.com or Cobalt  provides not less than 12 months'  written  notice to the other party that the party providing the notice is terminating this Agreement as of a specific date.

2. Charlwood International agrees to provide executive and management services to U.com as hereinafter provided.

3. During the term of this Agreement, Charlwood International will employ such Charlwood International Employees as are required from time to time to provide certain executive and management services to U.com, and, in connection therewith, will initially cause R. Christopher Charlwood ("RCC") to serve as president and chief operating officer of U.com and Martin H. Charlwood ("MHC") to serve as vice-chairman and member of the board of directors of U.com (the "Board"), or any variation thereof that the Board considers appropriate, and to devote such of their business time, energies and efforts as U.com shall determine are reasonably necessary to the interests of U.com and the effective operation of the U.com business, and will also cause RCC, MHC or such other Charlwood International Employees, acceptable to U.com, to perform such services as may be assigned to Charlwood International from time to time by the Board, and which are consistent with the engagement of Charlwood International hereunder.

4. During the term of this Agreement, Charlwood International agrees that it will not engage in any activity competitive with or adverse to the welfare of U.com, and Charlwood International will use its best efforts to prevent RCC from engaging in any activity competitive with or adverse to the welfare of U.com in any material way, whether alone, as a partner, officer, director, employee or shareholder of another company or otherwise.

5. Notwithstanding paragraph 4 hereof, nothing contained in this Agreement shall be Fconstrued to prevent a Charlwood International Employee from:

     (a) acting as a member of the board of directors of any other corporation and from receiving compensation therefrom;

     (b)  making investments of any character in any business; or

     (c)  otherwise engaging in other business activities;

provided only that such investments or other business activities do not interfere materially with the performance of the services to be rendered by a Charlwood International Employee to Charlwood International and by Charlwood International to U.com under this Agreement. Without limiting the generality of the foregoing, a Charlwood International Employee may participate in the ownership and management of Charlwood Pacific Properties Ltd., Charlwood Pacific Holdings Corp., Charlwood International, Charlwood Pacific Group Ltd. and Cobalt Real Estate Corporation, and may also participate in the ownership and management of Uniglobe Travel (International) Inc.,


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Century  21  Real  Estate  Canada  Inc.,  or  any of  their  present  or  future subsidiaries or associated companies (as defined in the Canada Business Corporations Act).

6. All confidential or proprietary information or know-how of U.com disclosed to or developed by or learned by Charlwood International or a Charlwood International Employee, during the term of this Agreement, whether the subject matter of trade mark or not, pertaining to the business and affairs of U.com, as well as all information, data, inventions, discoveries, improvements, modifications or developments relating to the business activities of U.com or acquired by Charlwood International or a Charlwood International Employee during the term of this Agreement shall be retained in confidence, unless required to be disclosed by law, and Charlwood International will use its best efforts to prevent the use, disclosure or publication of the same by its agents and employees to others during or after the term of this Agreement, without the prior written consent of U.com, unless required to be disclosed by law. Charlwood International agrees that, upon the termination of this Agreement for any reason, it will deliver to U.com all data, reports, communications or the like and all other materials, visual or conceptual presentations of any type and copies and duplicates thereof relating to all matters contemplated by this paragraph.

7. In consideration of the services to be performed by Charlwood International hereunder, U.com will pay to Charlwood International an annual management fee of Cdn.$297,000 (the "Management Fee") , payable in equal monthly instalments on the last day of each month during the term of this Agreement, with a pro rata payment to be made for any portion of the month for which services are provided prior to termination. In addition, Charlwood International may participate in any stock option, bonus or profit sharing programs adopted by U.com for its executives. The criteria which the Board shall take into consideration in providing for participation in any stock option, bonus or profit sharing programs are the performance of the management and operating personnel of Charlwood International, any increase in the difficulties involved in the services rendered and responsibility assumed by Charlwood International, the success achieved by U.com as a result of the services rendered by Charlwood
International, the matters and amounts under the jurisdiction of Charlwood International, the earnings and profits of U.com, the increase in volume and quality of business of U.com and such other criteria as the Board may deem relevant.

8.   U.com  shall  also  pay  or  reimburse  Charlwood   International  for  all
reasonable travelling, entertainment and other expenses incurred or paid by Charlwood International in connection with the performance of its services under this Agreement and in accordance with policies established by the Board from time to time, upon presentation of expense statements or vouchers and such other supporting information as the Board may from time to time request.

9. During the term of this Agreement, each Charlwood International Employee providing services contemplated hereunder shall be entitled to a vacation or vacations totalling four weeks duration, to be taken at such times as shall be most convenient in relation to the demands of the business of U.com and Charlwood International and the personal plans of the Charlwood


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International   Employee,   and  shall  not  affect   the  right  of   Charlwood
International to the Management Fee.

10. In the event of the death of any Charlwood International Employee during the term of this Agreement, Charlwood International shall be entitled to receive the portion of the Management Fee attributable to the services provided by such deceased Charlwood International Employees to the last day of the sixth calendar month next following the month in which the death of such Charlwood International Employee shall have occurred, unless, prior to such termination, Charlwood International provided another Charlwood International Employee, acceptable to U.com, to provide such services.

11. If U.com shall determine that any Charlwood International Employee providing services contemplated hereunder has become disabled by reason of illness or other incapacity, except as provided in paragraph 12(a), such that the Charlwood International Employee is unable to render services of a character contemplated by this Agreement for six successive months, or for shorter periods aggregating six months or more in any one year, then U.com may terminate payment of such portion of the Management Fee attributable to the services provided by such disabled Charlwood International Employee upon not less than 180 days' written notice given to Charlwood International, unless, prior to such termination, Charlwood International provides another Charlwood International Employee, acceptable to U.com to perform such services. Charlwood International shall, in any event, receive its full Management Fee for the period of such notice.

12. U.com may terminate this Agreement at any time by and effective upon the giving of written notice to Charlwood International of such termination, in the event of the occurrence of any of the following events, namely:

     (a) if a Charlwood International Employee providing services contemplated hereunder becomes mentally incompetent as determined by a duly licensed doctor in the Province of British Columbia acceptable to U.com and to Charlwood International;

     (b)  if Charlwood International is petitioned into bankruptcy;

     (c)  if   Charlwood   International   itself,   or   through  a   Charlwood
          International Employee, neglects to give adequate time and attention to the business of U.com (except in case of illness or accident);

     (d) if Charlwood International itself, or a Charlwood International Employee providing services contemplated hereunder, is guilty of negligence in the performance such services;


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                                      - 5 -



     (e) if Charlwood International itself, or through a Charlwood International Employee providing services contemplated hereunder, fails to perform or observe any lawful orders or directions of the Board or infringes any of the provisions of this Agreement;

     (f) in the event of any material breach by Charlwood International of any of the material provisions of this Agreement;

     (g) in the event that RCC's services as president and chief operating officer of U.com are terminated because the Board appoints a president of U.com who is not one of RCC, MHC and U. Gary Charlwood; or

     (h) in the event UGC ceases directly or indirectly to be the controlling shareholder of Charlwood International;

provided, however, that except in the case of subparagraph (g):

     (y)  termination   shall  only  be  effective  upon  receipt  by  Charlwood
          International of notice from U.com which specifies all grounds for such termination, and

     (z) a notice of termination shall not be given unless, at least 30 days prior thereto, Charlwood International shall have received notice from U.com specifying all alleged grounds upon which U.com intends to terminate this Agreement and those grounds shall be continuing when such notice of termination is given.

13. Except as herein provided, Charlwood International shall be responsible for all expenses relating to its own administration and management.

14. Charlwood International agrees to diligently and properly carry out the management services to be rendered hereunder to U.com and to cause each of the Charlwood International Employees providing services contemplated hereunder to provide such services to U.com to the best of his abilities.

15. U.com shall have the right from time to time to apply for and take out in its name and at its own expense, life, health or other insurance upon any of the Charlwood International Employees and in any amount or amounts which may be deemed necessary by U.com to protect its interest under this Agreement, and Charlwood International shall do all such things as may be necessary to assist in the procuring of such insurance by causing such Charlwood International Employee to make a proper application therefor as may be required by the insurance company and to submit to the usual and customary medical examinations. Neither Charlwood International nor any of the Charlwood International Employees shall have any right, title or interest in or to such insurance but the same shall be solely for the benefit of U.com and any amount payable thereunder shall be solely payable to U.com. U.com shall pay all premiums on the said policies during the


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continuance  in force of this  Agreement as they come due. If any premium is not paid within 20 days after its due date, either Charlwood International or such Charlwood International Employee, in respect of the policy on his life only, may pay such premium and be reimbursed therefor by U.com. The insurer is hereby authorized and directed to give to such Charlwood International Employee, upon his written request, any information with respect to the status of the policy on his life only. In the event of the expiry or termination of this Agreement prior to the death of such Charlwood International Employee, Charlwood International may purchase from U.com the policies on the life of such Charlwood International Employee by payment of the cash value thereof at the date of purchase, or, if there is not any cash value, for the sum of $1.00. If Charlwood International does not purchase from U.com the policies on the life of a Charlwood International Employee, then such Charlwood International Employee, should he so desire, may purchase from U.com the policy on his specific life by payment of the cash value thereof at the date of purchase, or, if there is not any cash value, for the sum of $1.00. Any such offer to purchase shall be made within 60 days of the date of expiry or termination of this Agreement and no such offer shall be refused.

16. U.com, Charlwood International and any of the Charlwood International Employees may, from time to time, agree that Charlwood International will suspend its obligation to provide the services of such Charlwood International Employee to U.com for a specified period of time and that such Charlwood International Employee will become an employee of U.com for such period of time. During the time that any of the Charlwood International Employees is an employee of U.com, U.com will pay or provide to such Charlwood International Employee a salary and other benefits equivalent to those to be provided to Charlwood International hereunder for the services of such Charlwood International Employee and U.com will not pay to Charlwood International the Management Fee attributable to the services provided by such Charlwood International Employee. Upon expiry of the specified period of time for the suspension of such services, such Charlwood International Employee will cease to become an employee of U.com, such services will be resumed by Charlwood International and the Management Fee attributable to the services provided by such Charlwood International Employee will be re-instated.

17. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile, other means of electronic communication or by hand- delivery. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day next following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

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                                      - 7 -



                  UNIGLOBE.COM INC.
                  900 - 1199 West Pender Street
                  Vancouver, British Columbia V6E 2R1
                  Attention: Chairman, Compensation Committee
                  Telecopier No.  718-2678

                  CHARLWOOD INTERNATIONAL CORPORATION
                  900 - 1199 West Pender Street
                  Vancouver, British Columbia V6E 2R1
                  Attention: R. Christopher Charlwood
                  Telecopier No. 718-2678

18. Neither the waiver or indulgence by U.com or Charlwood International of any of its rights under this Agreement, nor the invalidity of any provision herein contained shall prevent either party from enforcing any other provision or right created by this Agreement.

19. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

20. Any provision of this Agreement which is, or becomes illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall remain in full force and effect.

21. This Agreement shall be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

22. Any suit, action or proceeding arising out of or relating to this Agreement against any party shall only be brought in the courts of the Province of British Columbia and each party hereby irrevocably and unconditionally attorns and submits to the jurisdiction of such courts over the subject matter of any such suit, action or proceeding. Each party irrevocably waives and agrees not to raise any objection it might now or hereafter have to any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter. Any judgment or order in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon all parties hereto, and each party consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or other courts, by registration or homologation of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders, provided that service of any required process is effected upon it in the manner provided by the laws of the Province of British Columbia.


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23.  This Agreement,  and the services of Charlwood International  hereunder, is personal and said Agreement may not be assigned or otherwise transferred by Charlwood International without the prior written consent of U.com.

24. The parties acknowledge that any breach by them of the terms of this Agreement will result in harm to the other parties that cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, in addition to any other relief to which the other parties may be entitled, any party shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.


UNIGLOBE.COM INC.                             CHARLWOOD INTERNATIONAL
                                              CORPORATION

Per: /s/ R. Christopher Charlwood            Per: /s/ Illegible
     -------------------------------              -----------------------------
     Authorized Signatory                         Authorized Signatory